Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, James H. Roberts, Laurel J. Krzeminski and Richard A. Watts and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James H. Roberts James H. Roberts	President, Chief Executive Officer and Director	February 20, 2018

/s/ William H. Powell William H. Powell	Chairman of the Board and Director	February 21, 2018

/s/ James W. Bradford, Jr. James W. Bradford, Jr.	Director	February 20, 2018

/s/ Michael F. McNally Michael F. McNally	Director	February 21, 2018

/s/ Dr. Patricia D. Galloway Dr. Patricia D. Galloway	Director	February 20, 2018

/s/ David C. Darnell David C. Darnell	Director	February 21, 2018

/s/ Claes G. Bjork Claes G. Bjork	Director	February 23, 2018

/s/ David H. Kelsey David H. Kelsey	Director	February 20, 2018

/s/ Gaddi H. Vasquez Gaddi H. Vasquez	Director	February 22, 2018

/s/ Celeste B. Mastin Celeste B. Mastin	Director	February 20, 2018